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                                                                    Exhibit 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated April 11, 2003, except as to Note 2 which is as of February 16, 2004, relating to the financial statements of Levitt Corporation as of December 31, 2002 and for the year then ended, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts," "Summary Financial Data" and "Selected Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
March 8, 2004